SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NY 10036-6522

                                 (212) 735-3000

                                           April 25, 2003




Partners Balanced Trust
100 Bellevue Parkway
Wilmington, Delaware 19809

                          Re: Partners Balanced Trust
                              Registration Statement on Form N-2


Ladies and Gentlemen:

                  We have acted as special counsel to Partners Balanced Trust, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the initial public offering by the Trust of up to [ ] of the Trust's common shares (the "Shares") of beneficial interest, par value $0.001 per share (the "Common Shares").

                  This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N- 8A, dated December 24, 2002, as filed with the Securities and Exchange Commission (the "Commission") on December 24, 2002, (ii) the registration statement of the Trust on Form N-2 (File Nos. 333-102195 and 811-21270), as filed with the Com mission on December 24, 2002 under the 1933 Act and the 1940 Act, as amended by Pre-Effective Amendment No. 1 thereto, as filed with the Commission on February 24, 2003, Pre-Effective Amendment No. 2, as filed with the Commission on March 12, 2003, and as proposed to be amended by Pre-Effective Amendment No. 3 thereto, under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the "Registra tion Statement"); (iv) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Trust, as issuer, and BlackRock Distributors, Inc., as the underwriter (the "Underwriter"), filed as an exhibit to the Registration Statement; (v) the corrected Certificate of Trust and the Amended and Restated Agreement and Declaration of Trust of the Trust, dated February 3, 2003 and as currently in effect; (vi) the Amended and Restated By-Laws of the Trust, as currently in effect and (vii) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfac tion, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereun der and have also assumed the due authorization by all requisite action, corporate or other, execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We haev also assumed that the Underwriting Agreement will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

                  Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when (i) the Underwriting Agreement has been duly executed and delivered; and (ii) the Shares have been delivered to and paid for by the Underwriter as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Amended and Restated Agreement and Declaration of Trust).

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regula tions of the Commission.

                                            Very truly yours,

                                            /s/ Skadden, Arps, Slate, Meagher
                                                & Flom LLP